EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
iCAD, Inc.
Nashua, New Hampshire
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2011 relating to the consolidated financial statements of iCAD, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Boston, Massachusetts
September 9, 2011